EXHIBIT 5.1

400 Renaissance Center Detroit, Michigan 48243 www.dykema.com Tel: (313) 568-6800 Fax: (313) 568-6658
October 16, 2007
Aastrom Biosciences, Inc.
Domino’s Farms, Lobby L
24 Frank Lloyd Wright Drive
Ann Arbor, MI 48105
Re: Prospectus Supplement to Registration Statement on Form S-3 (Reg. No. 333-123570)
Gentlemen:
     As special counsel to Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), we are rendering this opinion in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a prospectus supplement (“Prospectus Supplement”) to the Company’s registration statement on Form S-3, Reg. No. 333-123570, as amended to date (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Prospectus Supplement relates to (i) the issuance by the Company of up to 11,842,105 shares of the Company’s Common Stock (the “Shares”) and warrants to purchase up to 5,921,053 shares of the Company’s Common Stock (the “Warrants”) pursuant to one or more purchase agreements (the “Purchase Agreements”) and (ii) the issuance of up to 5,921,053 shares of the Company’s Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).
     In rendering our opinion, we have examined the Registration Statement (including the exhibits thereto), the Prospectus Supplement, the form of Purchase Agreement, the form of Warrant, the originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation and the Bylaws of the Company as amended to date, resolutions of the Company’s Board of Directors and of its Pricing Committee and such other documents and corporate records relating to the Company and the issuance and sale of the Shares, the Warrants and the Warrant Shares as we have deemed appropriate.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the conformity to original documents of all photostatic and facsimile copies submitted to us, and the due execution and delivery of all documents by any party where due execution and delivery are a prerequisite to the effectiveness thereof. We have assumed that upon execution, the Purchase Agreements will be enforceable in accordance with their respective terms. As to any facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company. We have
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Aastrom Biosciences, Inc.
October 16, 2007

assumed that payment and delivery of the Shares, the Warrants and the Warrant Shares is made in accordance with the terms set forth in the Purchase Agreements and other agreements and documents relating to the issuance and sale of the Shares, the Warrants and the Warrant Shares and that the terms set forth in such agreements and other documents are in accordance with the resolutions of the Company’s Board of Directors and its Pricing Committee approving the issuance and sale of the Shares, the Warrants and the Warrant Shares. In addition, we have assumed that the certificates representing the Shares, the Warrants and the Warrant Shares will be duly executed and delivered.
     On the basis of the foregoing, we are of the opinion that the Shares and the Warrants, when issued in accordance with the terms of the Purchase Agreements, and the Warrant Shares, when issued against payment of the exercise price therefore and in accordance with the terms of the Warrants, will be duly authorized, validly issued, fully paid, and non-assessable.
     The opinion expressed herein is based exclusively on the applicable provisions of the Michigan Business Corporation Act as in effect on the date hereof.
     We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement and to the filing of this opinion as an exhibit to the Registration Statement (through incorporation by reference from a Current Report on Form 8-K). Such consent does not constitute a consent under Section 7 of the Act, since we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Dykema Gossett pllc
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